EXHIBIT 10.1

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on June 19, 2015 by and between SMTP, Inc., a Delaware corporation (the “Company”); and Edward Lawton (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated August 15, 2013 [sic 2014] made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

The August 15, 2013 date contained is the first paragraph of the Agreement is deleted and replaced with August 15, 2014.

3.

The section titled “Other Compensation - Bonus” of Appendix B of the Employee Agreement is deleted and replaced with the following:

I.

Quarterly Bonus Compensation:

Employee shall be eligible for bonus compensation that will be paid on a quarterly basis (the “Quarterly Bonus”) that will be earned and payable as follows:

The annual bonus target amount is $40,000 (the Quarterly Bonus target amount is $10,000), and will be based on the performance of the Company’s executive group and the individual Employee and based upon overall Company performance.

The Quarterly Bonus is earned at the close of the applicable quarter and is intended to be paid shortly after the Company reports its financials publicly each quarter.

If Employee’s employment is terminated for any reason, Employee shall be paid (a) the full Quarterly Bonus earned, as determined solely by the Company’s Board of Directors, for the most recently completed quarter and if Employee’s employment is terminated by the Company or by mutual agreement, Employee shall be paid (b) a pro-rated Quarterly Bonus, as determined solely by the Company’s Board of Directors, for the calendar quarter in which termination occurs.

4.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

Signature Page Attached

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SMTP, INC.

	By:	/s/ Jonathan M. Strimling
(Witness signature)		Jonathan M. Strimling,
CEO

EMPLOYEE

/s/ Edward Lawton
(Witness signature)	Edward Lawton